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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of United Industrial Corporation and in the Registration Statement (Form S-8, No. 33-57065) pertaining to the United Industrial Corporation 401(k) Retirement Savings Plan, in the Registration Statements (Form S-8, Nos. 33-53911, 333-19517 and 333-59487) pertaining to the United Industrial Corporation 1994 Stock Option Plan, and in the Registration Statement (Form S-8, No. 333-30103) pertaining to the United Industrial Corporation 1996 Stock Option Plan for Nonemployee Directors, of our reports dated February 29, 2000, with respect to the consolidated financial statements of United Industrial Corporation included in the Annual Report To Shareholders of United Industrial Corporation for the fiscal year ended December 31, 1999, and with respect to the financial statement schedule included in this Annual Report (Form 10-K).

                                          ERNST & YOUNG LLP

New York, New York
March 29, 2000